Exhibit 99.1

716-242-8634
Allied Motion Technologies Inc. 495 Commerce Drive Amherst, NY 14228 Phone: 716-242-8634 Fax: 716-242-8638

NEWS RELEASE

FOR IMMEDIATE RELEASE

Allied Motion Expands Revolving Credit Facility

AMHERST, N.Y., August 29, 2022 -- Allied Motion Technologies Inc. (Nasdaq: AMOT) (“Allied Motion” or the “Company”), a designer and manufacturer of precision and specialty controlled motion products and solutions for the global market, announced today that effective August 23, 2022, the Company completed an amendment to its amended and restated credit agreement (the “Agreement”) with its lenders. The Agreement now has the following features:

●A $55 million increase in the size of the Company’s existing revolving credit facility from
$225 million to $280 million;

●A higher maximum leverage ratio of 4.0x through the third quarter of 2023 after which it steps down to 3.5x. Currently, the Company has elected an allowed acquisition leverage increase which provides for a 0.5x step up to the leverage ratio to 4.5x. The allowed increase expires at the end of 2022.

●Applies the Adjusted Term Secured Overnight Financing Rate (“SOFR”) as the reference interest rate.

There were no other substantive changes to the Agreement, which matures on February 1, 2025.

Michael R. Leach, Chief Financial Officer & Senior Vice President commented “Our revised lending agreement provides us with the ability to continue to drive growth and meet working capital requirements to satisfy customer demands with elevated inventory levels during these supply constrained times. While we made six strategic acquisitions over the last year, we continue to be confident in our ability to de-lever our balance sheet after acquisitions by applying AST (“Allied Systematic Tools”) to drive continuous improvement in all areas of our business.”

About Allied Motion Technologies Inc.
Allied Motion (Nasdaq: AMOT) designs, manufactures and sells precision controlled motion products and solutions used in a broad range of applications within the Vehicle, Medical, Aerospace & Defense, Electronic, and Industrial Markets. Headquartered in Amherst, NY, the Company has global operations and sells into markets across the United States, Canada, South America, Europe and Asia-Pacific.

Allied Motion is focused on controlled motion applications and is known worldwide for its expertise in electro-magnetic, mechanical, and electronic controlled motion technologies. Its products include nano precision positioning systems, servo control systems, motion controllers, digital servo amplifiers and drives, brushless servo, torque, and coreless motors, brush motors, integrated motor-drives, gear motors, gearing, incremental and absolute optical encoders, active (electronic) and passive (magnetic) filters for power quality and harmonic issues, Industrial safety rated I/O Modules, Universal Industrial Communications Gateways and other controlled motion-related products.

-MORE-

Allied Motion Executes Amended Loan Agreement
August 29, 2022

The Company’s growth strategy is focused on being the controlled motion solutions leader in its selected target markets by leveraging its “technology/know how” to develop integrated precision solutions that utilize multiple Allied Motion technologies to “change the game” and create higher value solutions for its customers. The Company routinely posts news and other important information on its website at www.alliedmotion.com.

Safe Harbor Statement

The statements in this news release that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Examples of forward-looking statements include, among others, statements the Company makes regarding its ability to integrate acquisitions and de-lever its balance sheet. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring new business, the impact of changes in income tax rates or policies, the ongoing impacts of the COVID-19 pandemic, including businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, and on global supply chains; our inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact our business operations, financial performance, results of operations, financial position, the prices of our securities and the achievement of our strategic objectives, the ability to attract and retain qualified personnel, the ability to successfully integrate an acquired business into our business model without substantial costs, delays, or problems, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict the occurrence of those matters or the manner in which they may affect the Company. The Company has no obligation or intent to release publicly any revisions to any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investor Contact:
Deborah K. Pawlowski Kei Advisors LLC Phone: 716-843-3908 Email: dpawlowski@keiadvisors.com